Exhibit 23.2
                                                                    ------------

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-31492, 333-31498, 333-74080 and 333-74082.



/s/Arthur Andersen LLP

Boston, Massachusetts
March 27, 2002